Date:             July 10, 2003                                                                                         EXHIBIT   99

Subject:          Baldor Electric Company
                  2nd Qtr and YTD 2003 Results and Discussion

Page:             1 of 2

Fort Smith,  Arkansas - Baldor Electric Company  (NYSE:BEZ)  markets,  designs,  and manufactures  electric motors, drives,  and  generators  and is based in Fort Smith,  Arkansas.  Today Baldor  announced the results of the second quarter and first six months of 2003.
                                                       2nd Quarter                                 Year
(in thousands except per share data)               2003           2002                      2003          2002
                                             --------------------------------          ------------------------------
                                                     13 weeks ended             %             26 weeks ended            %
                                               Jun 28 2003     Jun 29 2002    Change    Jun 28 2003    Jun 29 2002    Change
                                             ----------------------------------------------------------------------------------

Net Sales                                         $ 138,523     $ 145,176    -   5%        $ 275,912   $ 278,686       - 1%
Cost of Sales                                       100,763       103,805                     200,773     200,160
                                             --------------------------------          ------------------------------
Gross Profit                                         37,760        41,371    -   9%           75,139      78,526       - 4%
SG&A                                                 26,706        27,768                      52,558      54,348
                                             --------------------------------          ------------------------------
Operating Profit                                     11,054        13,603     - 19%           22,581      24,178       - 7%
Other (Income) Expense                                  245           599                         616       1,313
Profit Sharing                                        1,305         1,585                       2,657       2,830
                                             --------------------------------          ------------------------------
Earnings Before Income Taxes                          9,504        11,419     - 17%           19,308      20,035       - 4%
Income Taxes                                          3,505         4,224                       7,144       7,413
                                             --------------------------------          ------------------------------
Net Earnings                                    $     5,999   $     7,195     - 17%       $   12,164  $   12,622       - 4%
                                             ================================          ==============================

Earnings Per Share - Diluted                          $0.180       $0.207     - 13%           $0.36        $0.36         0%
Dividends Per Share                                   $0.13        $0.13         0%           $0.26        $0.26         0%

Average Shares Outstanding                           33,253       34,784     -   4%           33,556       34,663      - 3%

In commenting on the results, John McFarland,  President and CEO, stated,  "Second quarter 2003 sales decreased 5%, net earnings  decreased 17%, and earnings per share decreased 13% to $0.180 from $0.207.  On a year-to-date  basis, sales  decreased  1% and net  earnings  decreased  4%.  Earnings  per  share  remained  flat at $0.36  due to share repurchases.  Cash flow from  operations  during the first six months of the year more than  doubled  from the year before to $26.7 million."

R. S. Boreham,  Jr.,  Chairman,  commented,  "These  financial  results don't show that the sales and profits are a combination  of good news and bad news.  The good news is that our drive for new  customers,  started last year, is progressing  well.  The bad news is that  some old  customers  and  traditional  markets  are not  doing  well now.
However, they are starting to show signs of recovery."

                        Balance Sheet Summary

(in thousands)                                 2003           2002
                                        ------------------------------
                                        ------------------------------
                                           Jun 28 2003    Jun 29 2002
                                        ------------------------------
                                        ------------------------------
Cash & Marketable Securities                $   31,053    $    26,644
Receivables                                     89,388         94,646
Inventories                                    114,342        118,579
Working Capital                                175,705        194,982
Long-Term Debt                                 104,520        106,455
Shareholders' Equity                           254,244        270,994

Cash Flow from Operations (YTD)                 26,698         12,945

                                               (continued on page 2)

Date:             July 10, 2003

Subject:          Baldor Electric Company
                  2nd Quarter and YTD 2003 Results and Discussion

Page:             2 of 2

We have  prepared  a list of  questions  and  answers often asked by shareholders.

Q ...  How were sales by product line in the second quarter?

We   continued   to  see  growth  in  our   generator business, which  increased over 50% from 2nd quarter
2002.  Motor  sales  were down  slightly  and  drives sales were flat with the same quarter last year.

Q ...  Was your sales growth in generators due to your acquisition of Energy Dynamics?

Half of the increase in our generator  business this quarter was due to the February  acquisition of EDI, while the remaining half came from our existing  products.  Since the  acquisition,  our complete  product line in generators has given us  opportunities  with new and existing  customers.  We expect  generator sales to continue to grow at a double-digit rate.

Q ...  Has the change in your vacation policy been a success?

Yes. We reduced our two-week  July plant  vacation to one week in order to take care of  customers  who rely on our
10-day  lead  times.  The change  gives our  employees  more  flexibility  with  their  vacation  days.  This had a negative  impact on earnings  during the second  quarter,  but we expect it to have a positive  impact in the third quarter due to better plant efficiencies and inventory utilization.

Q ...  Electricity prices are increasing again.  How does this impact Baldor?

Baldor Super-E(R)high-efficiency  motors and drives help companies  reduce their electric bills.  During the second quarter we announced a rebate program for these products  effective  through the end of the year.  This provides an additional  incentive to switch to  higher-efficiency  products from Baldor.  In addition,  we now offer a complete line of generators for use in reducing electricity costs through peak-shaving.

Q ...  How do you feel about the remainder of 2003?

While we see some  encouraging  signs,  we don't know what the second half of the year will bring. We feel the best thing we can do is focus on the basics:  improving  manufacturing  efficiencies,  continuing to earn new customers, introducing new and improved products, and strengthening our balance sheet.

Q ...  When will you make your next update?

We will make a presentation at the Sidoti Emerging Growth Conference in San Francisco on September 22, 2003.

This document  contains  statements  that are  forward-looking,  i.e. not  historical  facts.  The  forward-looking statements  (generally  identified  by words or phrases  indicating  a  projection  or future  expectation  such as
"outlook",  "optimistic",  "trends",  "expect(s) ",   "assuming",   "expectations",    "forecasted",   "estimates",
"expected")  are  based  on the  Company's  current  expectations  and  some of  them  are  subject  to  risks  and uncertainties.  Accordingly,  you are cautioned  that any such forward  looking  statements  are not  guarantees of future  performance and involve risks and  uncertainties,  and that actual results may differ materially from those projected  in the forward  looking  statements  as a result of various  factors.  The factors that might cause such differences  include,  among others, the following:  (i) changes in economic  conditions,  (ii) developments or new initiatives by our  competitors in the markets in which we compete,  (iii)  fluctuations in the costs of select raw materials,  (iv) the  success in  increasing  sales and  maintaining  or  improving  the  operating  margins of the
Company,  and (v) other factors  including those identified in the Company's  filings made from  time-to-time  with the Securities and Exchange  Commission.  These  statements  should be read in conjunction  with the Company's most recent annual report (as well as the Company's  Form 10-K and other reports filed with the  Securities and Exchange
Commission) containing a discussion of the Company's business and of various factors that may affect it.

For more information contact:
-----------------------------
R. S. Boreham, Jr..........Chairman                    Baldor Electric Company                 Phone:479-646-4711
John A. McFarland..........President & CEO             P O Box 2400                            Fax:479-648-5752
Ronald E. Tucker...........CFO & Secretary             Fort Smith, Arkansas 72902              Website:www.baldor.com